Exhibit 99.1

January 22, 2013	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Reports 4Q and Full-Year 2012 EPS of $.11 and $3.33 Ex-items

Expects Modest Growth in 2013 Operating Earnings

Fourth Quarter:

•                  Fourth quarter 2012 earnings per share (EPS) from continuing operations, excluding significant items, was $.11 versus prior year earnings of $.26.  Reported fourth quarter 2012 EPS from continuing operations was $.02 versus $.31 in the prior year.

•                  Sales of $7.3 billion equaled the prior year.  Three percent higher volume was offset by 2 percent negative currency impact and a 1 percent reduction from portfolio changes.

•                  Segment pre-tax operating income (PTOI) was down, primarily reflecting lower price and volume in Performance Chemicals.  Titanium dioxide pricing led the decline.

Full Year:

•                  2012 EPS from continuing operations, excluding significant items, was $3.33 versus $3.55 in 2011.  Currency was a $.27 per share headwind for the year.  Reported EPS from continuing operations was $2.61 versus $3.30 in 2011 (see Schedule B.)

•                  Sales were $34.8 billion, up 3 percent with a 6 percent increase in developing markets.

•                  Segment PTOI increased 3 percent to $5.7 billion, excluding Pharmaceuticals and significant items.  Agriculture PTOI increased 18 percent driven by volume and pricing growth for seed and crop protection businesses in North America and Latin America.  Performance Chemicals PTOI decreased 16 percent from lower sales across the segment.

•                  Free cash flow was $3.1 billion versus $3.3 billion in the prior year.  2012 includes a $0.5 billion contribution to the principal U.S. pension plan and lower net income, partly offset by improved working capital productivity.

•                  Fixed cost and working capital productivity benefits were each about $400 million, surpassing their $300 million targets.

•                  Reflecting the change in reporting for the cost of non-operating pension and other post-employment benefits and excluding significant items, 2012 operating earnings were $3.77 per share.  On the same basis, the 2013 outlook for operating earnings is $3.85 to $4.05 per share, an increase of 2 to 7 percent over the prior year.

“DuPont stands stronger today than it did a year ago.  Our segments delivered innovation, productivity and integration cost synergies.  This, coupled with a record year in new product introductions, has strengthened our market position,” said DuPont Chair and CEO Ellen Kullman.  “However, weakness in markets served by Performance Chemicals and Electronics & Communications provided significant challenges in 2012.  We’ve adjusted our plans to meet the changing market environment and grow our businesses in a slow-growth world economy.”

Global Consolidated Sales - 4th Quarter

Fourth quarter 2012 sales were $7.3 billion, flat versus the prior year.  Currency impact and portfolio changes offset 3 percent volume growth.  Volume was driven by Agriculture, with robust sales in Latin America and a strong start to the North American selling season, and increases in Asia Pacific for Performance Materials, Electronics & Communications and Performance Chemicals.  The table below shows fourth quarter regional sales and variances versus fourth quarter 2011.

	Three Months Ended		Percentage Change Due to:
	December 31, 2012		Local	Currency		Portfolio/
(Dollars in billions)	$	% Change	Price	Effect	Volume	Other
U.S. & Canada	$2.5	—	2	—	—	(2)
EMEA*	1.6	(8)	(1)	(4)	(2)	(1)
Asia Pacific	1.9	—	(5)	(1)	6	—
Latin America	1.3	10	7	(4)	8	(1)

Total Consolidated Sales	$7.3	—	—	(2)	3	(1)

Global Consolidated Sales - Full-Year

Full-year 2012 sales were $34.8 billion, up 3 percent versus 2011, reflecting 4 percent higher local prices, 2 percent adverse currency impact, 2 percent lower volume, and a 3 percent net increase from portfolio changes.  Local prices increased for all segments except Electronics & Communications which had lower pass-through of metals prices.  Lower global volume principally reflects decreases for Performance Chemicals and Electronics & Communications, partly offset by higher Agriculture volumes.  The table below shows regional sales and variances versus 2011.

	Year Ended		Percentage Change Due to:
	December 31, 2012		Local	Currency		Portfolio/
(Dollars in billions)	$	% Change	Price	Effect	Volume	Other
U.S. & Canada	$14.2	8	6	—	—	2
EMEA*	8.1	(1)	3	(6)	(4)	6
Asia Pacific	8.0	(4)	(1)	(1)	(5)	3
Latin America	4.5	11	9	(5)	5	2

Total Consolidated Sales	$34.8	3	4	(2)	(2)	3

* Europe, Middle East & Africa

Income from Continuing Operations - 4th Quarter

Excluding significant items, fourth quarter 2012 income from continuing operations was $110 million versus $246 million in the prior year.  The decrease principally reflects lower income from Performance Chemicals and Pharmaceuticals, increased spending for growth initiatives and adverse currency impact.  Reported fourth quarter 2012 income from continuing operations was $19 million versus $293 million in the fourth quarter 2011.

Earnings Per Share - 4th Quarter

The table below shows year-over-year earnings per share (EPS) variances for the fourth quarter.

EPS ANALYSIS

4Q

EPS 2011	$.31
Less: Significant items - (schedule B)	.05

EPS 2011 —Excluding significant items	.26

Local prices	(.01)
Variable cost*	.12
Volume	(.03)
Fixed cost*	(.12)
Currency	(.04)
Income tax	.04
Pharmaceuticals income	(.06)
Other**	(.05)

EPS 2012 — Excluding significant items	$.11
Add: Significant items - (schedule B)	(.09)

EPS 2012	$.02

*                       Excludes volume and currency impacts

**                Includes interest expense, net exchange gains/losses, and other income

Business Segment Performance - 4th Quarter

The tables below show fourth quarter 2012 segment sales with related variances versus the prior year and fourth quarter PTOI excluding significant items.

SEGMENT SALES*

			Percentage Change
	Three Months Ended		Due to:
	December 31, 2012		USD		Portfolio
(Dollars in billions)	$	% Change	Price	Volume	and Other
Agriculture	$1.5	18	7	11	—
Electronics & Communications	0.6	(1)	(3)	2	—
Industrial Biosciences	0.3	4	1	3	—
Nutrition & Health	0.9	6	3	3	—
Performance Chemicals	1.6	(15)	(7)	(8)	—
Performance Materials	1.5	(5)	(5)	3	(3)
Safety & Protection	1.0	2	(1)	3	—

* Segment sales include transfers

SEGMENT PTOI excluding Significant Items*

			Change versus 2011
(Dollars in millions)	4Q 2012	4Q 2011	$	%

Agriculture	$(92)	$(116)	$24	21%
Electronics & Communications	24	42	(18)	-43%
Industrial Biosciences	44	34	10	29%
Nutrition & Health	66	52	14	27%
Performance Chemicals	200	433	(233)	-54%
Performance Materials	254	151	103	68%
Safety & Protection	88	94	(6)	-6%
Other	(71)	(74)	3	nm
	$513	$616	$(103)	-17%
Pharmaceuticals	9	89	(80)	-90%
Total Segment PTOI	$522	$705	$(183)	-26%

* See Schedules B and C for listing of significant items and their impact by segment.

Business Segment Performance - Full Year

The tables below show full-year 2012 segment sales with related variances versus the prior year, and full-year PTOI excluding significant items.

SEGMENT SALES*

			Percentage Change
	12 Months Ended		Due to:
	December 31, 2012		USD		Portfolio and
(Dollars in billions)	$	% Change	Price	Volume	Other
Agriculture	$10.4	14	6	8	—
Electronics & Communications	2.7	(15)	(4)	(11)	—
Industrial Biosciences	1.2	67	(4)	8	63
Nutrition & Health	3.4	39	1	3	35
Performance Chemicals	7.2	(8)	4	(12)	—
Performance Materials	6.4	(5)	(2)	—	(3)
Safety & Protection	3.8	(3)	—	(3)	—

*                 Segment sales include transfers

SEGMENT PTOI excluding Significant Items*

			Change versus 2011
(Dollars in millions)	FY 2012	FY 2011	$	%

Agriculture	$2,063	$1,752	$311	18%
Electronics & Communications	172	355	(183)	-52%
Industrial Biosciences	171	78	93	119%
Nutrition & Health	348	170	178	105%
Performance Chemicals	1,622	1,923	(301)	-16%
Performance Materials	1,117	924	193	21%
Safety & Protection	418	500	(82)	-16%
Other	(259)	(235)	(24)	nm
	$5,652	$5,467	$185	3%
Pharmaceuticals	62	289	(227)	-79%
Total Segment PTOI	$5,714	$5,756	$(42)	-1%

* See Schedules B and C for listing of significant items and their impact by segment.

 The following is a summary of business results for each of the company’s reportable segments in the fourth quarter (unless otherwise noted), comparing current period with the prior year, for sales and PTOI (loss) excluding significant items.  References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture — Sales of $1.5 billion were up 18 percent on 11 percent higher volume and 7 percent higher prices despite the negative impact of currency.  PTOI seasonal loss of ($92) million improved $24 million on higher volume in Latin America and stronger than expected pricing gains, partially offset by continued investment in commercial and R&D activities.

Full-year sales of $10.4 billion grew 14 percent on 8 percent higher volume and 6 percent higher prices.  Pioneer seed sales increased from higher global volume and pricing gains in corn and soybeans.  Crop Protection sales grew on strong demand for insecticides and herbicides in all regions.  Full-year PTOI increased 18 percent as strong sales more than offset unfavorable currency and higher investments in commercial and R&D activities to support growth.

Electronics & Communications — Sales of $622 million were down 1 percent, with 2 percent higher volume offset by 3 percent lower prices, primarily pass-through of lower metals prices.  Volume growth from increased demand for materials in smart phones and tablets was partly offset by continued softness in photovoltaic materials.  PTOI declined $18 million as the prior year included OLED technology licensing income of $20 million.

Industrial Biosciences — Sales of $300 million were up 4 percent on 3 percent higher volume and 1 percent higher prices.  Volume growth reflects strong sales of Sorona® polymer for carpeting, and continued growth in food enzymes in Europe.  PTOI of $44 million was up $10 million on higher volume and the benefit of synergies realized from the integration of the Danisco enzyme business.

Nutrition & Health — Sales of $853 million were up 6 percent on 3 percent higher volume and 3 percent higher prices.  Volume growth reflects strong demand for probiotics, cultures and enablers.  Higher local prices in all regions were partly offset by unfavorable currency.  PTOI of $66 million was up $14 million on higher sales and the benefit of synergies realized from the integration of the Danisco specialty food ingredients business, partly offset by higher raw material costs.

Performance Chemicals — Sales of $1.6 billion were down 15 percent, with 8 percent lower volume and 7 percent lower prices.  Lower volume resulted primarily from weak demand for fluoropolymers in U.S. and Europe.  Lower prices reflect cyclical pressure in the titanium dioxide market.  PTOI of $200 million decreased $233 million on lower sales and plant utilization in both businesses.

Performance Materials — Sales of $1.5 billion were down 5 percent, with 5 percent lower prices and a 3 percent reduction from a portfolio change, partly offset by 3 percent higher volume.  Stable packaging markets and strong demand in the North American automotive market were partially offset by softness in the industrial and electronics markets and a weak Europe.  PTOI of $254 million increased $103 million due to lower feedstock costs, higher volume and mix enrichment, partly offset by unfavorable currency.

Safety & Protection — Sales of $964 million were up 2 percent on 3 percent higher volume, partly offset by 1 percent lower prices due to unfavorable currency.  Volume increased on higher demand for Sustainable Solutions offerings and U.S. residential and commercial construction products.  PTOI of $88 million decreased $6 million primarily due to lower plant utilization related to softness in certain industrial markets and U.S. public sector markets.

Additional information is available on the DuPont Investor Center website at http://www.investors.dupont.com.

Outlook

Reflecting the change in reporting for the cost of non-operating pension and other post-employment benefits and excluding significant items, 2012 operating earnings were $3.77 per share.  On the same basis, the 2013 outlook for operating earnings is $3.85 to $4.05 per share, an increase of 2 to 7 percent over the prior year. First half 2013 operating earnings are expected to decline modestly on a year-over-year basis.  Additionally, full-year 2013 sales are expected to be about $36 billion.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net sales	$7,325	$7,343	$34,812	$33,681
Other income, net (a)	247	338	498	742
Total	7,572	7,681	35,310	34,423

Cost of goods sold and other operating charges (a)	5,983	5,927	25,604	24,874
Selling, general and administrative expenses	842	791	3,567	3,358
Research and development expense (a)	547	527	2,067	1,910
Interest expense	117	116	464	447
Employee separation / asset related charges, net (a)	99	17	493	53
Total	7,588	7,378	32,195	30,642

(Loss) income from continuing operations before income taxes	(16)	303	3,115	3,781
(Benefit from) provision for income taxes on continuing operations	(35)	10	622	626
Income from continuing operations after income taxes	19	293	2,493	3,155
Net income from discontinued operations after taxes	93	84	320	355

Net income	112	377	2,813	3,510

Less: Net income attributable to noncontrolling interests	1	4	25	36

Net income attributable to DuPont	$111	$373	$2,788	$3,474

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$0.02	$0.31	$2.63	$3.35
Basic earnings per share of common stock from discontinued operations	0.10	0.09	0.34	0.38
Basic earnings per share of common stock	$0.12	$0.40	$2.98	$3.73

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$0.02	$0.31	$2.61	$3.30
Diluted earnings per share of common stock from discontinued operations	0.10	0.09	0.34	0.38
Diluted earnings per share of common stock	$0.12	$0.40	$2.95	$3.68

Dividends per share of common stock	$0.43	$0.41	$1.70	$1.64

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	933,420,000	925,588,000	933,275,000	928,417,000
Diluted	941,219,000	935,709,000	942,197,000	941,029,000

(a) See Schedule B for detail of significant items.

(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$4,284	$3,586
Marketable securities	123	433
Accounts and notes receivable, net	5,452	6,022
Inventories	7,422	7,195
Prepaid expenses	204	151
Deferred income taxes	650	671
Assets held for sale	3,056	—
Total current assets	21,191	18,058
Property, plant and equipment, net of accumulated depreciation (December 31, 2012 - $19,085; December 31, 2011 - $19,349)	12,741	13,412
Goodwill	4,616	5,413
Other intangible assets	5,126	5,413
Investment in affiliates	1,163	1,117
Deferred income taxes	3,939	4,067
Other assets	960	1,012
Total	$49,736	$48,492

Liabilities and Equity
Current liabilities
Accounts payable	$4,853	$4,816
Short-term borrowings and capital lease obligations	1,275	817
Income taxes	340	255
Other accrued liabilities	5,997	5,297
Liabilities related to assets held for sale	1,084	—
Total current liabilities	13,549	11,185
Long-term borrowings and capital lease obligations	10,465	11,736
Other liabilities	14,687	15,508
Deferred income taxes	856	1,001
Total liabilities	39,557	39,430

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at December 31, 2012 - 1,020,057,000; December 31, 2011 - 1,013,164,000	306	304
Additional paid-in capital	10,632	10,107
Reinvested earnings	14,286	13,422
Accumulated other comprehensive loss	(8,646)	(8,750)
Common stock held in treasury, at cost (87,041,000 shares at December 31, 2012 and 2011)	(6,727)	(6,727)
Total DuPont stockholders’ equity	10,088	8,593
Noncontrolling interests	91	469
Total equity	10,179	9,062
Total	$49,736	$48,492

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Year Ended December 31,
	2012	2011
Total Company

Cash provided by (used for) operating activities	$4,849	$5,152

Investing activities
Purchases of property, plant and equipment	(1,793)	(1,843)
Investments in affiliates	(97)	(67)
Payments for businesses (net of cash acquired)	(18)	(6,459)
Net (increase) decrease in short-term financial instruments	315	2,149
Proceeds from sales of assets - net of cash sold	302	214
Other investing activities - net	(55)	(232)
Cash provided by (used for) investing activities	(1,346)	(6,238)

Financing activities
Dividends paid to stockholders	(1,594)	(1,533)
Net increase (decrease) in borrowings	(793)	1,561
Repurchase of common stock	(400)	(672)
Proceeds from exercise of stock options	550	952
Payments for noncontrolling interest	(470)	—
Other financing activities - net	10	95
Cash provided by (used for) financing activities	(2,697)	403

Effect of exchange rate changes on cash	(13)	6

Cash classified as held for sale	(95)	—

Increase (decrease) in cash and cash equivalents	698	(677)

Cash and cash equivalents at beginning of period	3,586	4,263

Cash and cash equivalents at end of period	$4,284	$3,586

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2012	2011	2012	2011	2012	2011
1st Quarter
Customer claims charge (a)	$(50)	$—	$(32)	$—	$(0.04)	$—
1st Quarter - Total	$(50)	$—	$(32)	$—	$(0.04)	$—

2nd Quarter
Customer claims charge (a)	$(265)	$—	$(169)	$—	$(0.18)	$—
Litigation settlement (b)	(137)	—	(123)	—	(0.13)	—
Gain on the sale of equity method investment (c)	122	—	77	—	0.08	—
Transition costs related to the acquisition of Danisco (d)	—	(103)	—	(81)	—	(0.08)
2nd Quarter - Total	$(280)	$(103)	$(215)	$(81)	$(0.23)	$(0.08)

3rd Quarter
Customer claims charge (a)	$(125)	$(75)	$(80)	$(48)	$(0.09)	$(0.05)
Restructuring charge (e)	(152)	—	(105)	—	(0.11)	—
Asset impairment charge (f)	(242)	—	(157)	—	(0.17)	—
Transition costs and restructuring charge related to the acquisition of Danisco (g)	—	(171)	—	(122)	—	(0.13)
Charge related to milestone payment for licensing agreement (h)	—	(50)	—	(33)	—	(0.03)
3rd Quarter - Total	$(519)	$(296)	$(342)	$(203)	$(0.37)	$(0.21)

4th Quarter
Customer claims charge (a)	$(135)	$(100)	$(89)	$(64)	$(0.09)	$(0.07)
Restructuring charge/adjustments (i)	(66)	(17)	(56)	(11)	(0.06)	(0.01)
Asset impairment charge (j)	(33)	—	(21)	—	(0.02)	—
Gain on sale of business (k)	117	—	75	—	0.08	—
Sale of a business (l)	—	49	—	122	—	0.13
4th Quarter - Total	$(117)	$(68)	$(91)	$47	$(0.09)	$0.05

Full Year - Total (m)	$(966)	$(467)	$(680)	$(237)	$(0.72)	$(0.25)

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B (continued)

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

(a)         Fourth quarter 2012, third quarter 2012, second quarter 2012, first quarter 2012, fourth quarter 2011, and third quarter 2011 included charges of $(135), $(125), $(265), $(50), $(100), and $(75), respectively, recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $(750) at December 31, 2012.  The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result from this evaluation. While there is a high degree of uncertainty, total charges could range as high as $(900). The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted, and will continue to submit, requests for payment to its insurance carriers for costs associated with this matter.  This matter relates to the Agriculture segment.

(b)         Second quarter 2012 included a charge of $(137) recorded in Cost of goods sold and other operating charges primarily related to the company’s settlement of litigation with Invista.  This matter is included in Other.

(c)          Second quarter 2012 included a pre-tax gain of $122 recorded in Other income, net associated with the sale of an equity method investment in the Electronics & Communications segment.

(d)         Second quarter 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges.  These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences - $(17), Nutrition & Health - $(33), and Corporate expenses - $(53).

(e)          Third quarter 2012 included a $(152) restructuring charge recorded in Employee separation/asset related charges, net consisting of $(133) of severance and related benefit costs and $(19) of asset related charges as a result of the company’s plan to eliminate corporate costs previously allocated to Performance Coatings and cost-cutting actions to improve competitiveness.  Pre-tax charges by segment were: Agriculture - $(3), Nutrition & Health - $(13), Electronics & Communications - $(7), Performance Chemicals - $(3), Performance Materials - $(9), Safety & Protection - $(55), Industrial Biosciences - $(3), and Corporate expenses - $(59).

(f)           Third quarter 2012 included a $(242) impairment charge recorded in Employee separation/asset related charges, net related to asset groupings within the Electronics & Communications and Performance Materials segments. The charge of $(150) within Electronics & Communications was a result of conditions within the thin film photovoltaic market. The charge of $(92) within Performance Materials was the result of deteriorating conditions in an industrial polymer market.

(g)          Third quarter 2011 included charges related to the Danisco acquisition of $(171).  These charges included $(135) recorded in Cost of goods sold and other operating charges for $(3) of transaction costs and a $(132) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the third quarter 2011.  These charges also included a $(36) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs.  Pre-tax charges by segment were: Industrial Biosciences - $(61), Nutrition & Health - $(89), Other - $(18), and Corporate expenses - $(3).

(h)         Third quarter 2011 included a ($50) charge recorded in Research and development expense in connection with a milestone payment associated with a Pioneer licensing agreement.

(i)             Fourth quarter 2012 included a $(66) restructuring charge recorded in Employee separation/asset related charges, net primarily as a result of the company’s plans to eliminate corporate costs previously allocated to Performance Coatings and cost-cutting actions to improve competitiveness, partially offset by a reversal of prior year restructuring accruals. Pre-tax charges by segment are: Agriculture - $(8), Electronics & Communications - $(2), Nutrition & Health - $(36), Performance Materials - $(3), Safety & Protection - $(3), Other - $11, and Corporate expenses - $(25). Fourth quarter 2011 included a $(17) restructuring charge recorded in Employee separation/asset related charges, net primarily related to severance and related benefit costs associated with the Danisco acquisition, partially offset by a reversal of prior year restructuring accruals.  Pre-tax charges by segment were: Industrial Biosciences - $(1), Nutrition & Health - $(4), Performance Materials - $(2), and Other - $(10).

(j)            Fourth quarter 2012 included a $(33) impairment charge recorded in Employee separation/asset related charges, net related to an asset group within the Performance Chemicals segment.  The charge was a result of strategic decisions related to deteriorating conditions within a specific industrial chemicals market.

(k)         Fourth quarter 2012 included a pre-tax gain of $117 recorded in Other income, net associated with the sale of a business within the Agriculture segment.

(l)             Fourth quarter 2011 included a pre-tax gain of $49 recorded in Other income, net associated with the sale of a business in the Performance Materials segment and a related tax benefit of $73.

(m)     Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended December 31,		Year Ended December 31,
SEGMENT SALES (1)	2012	2011	2012	2011
Agriculture	$1,535	$1,297	$10,426	$9,166
Electronics & Communications	622	630	2,701	3,173
Industrial Biosciences	300	289	1,180	705
Nutrition & Health	853	806	3,422	2,460
Performance Chemicals	1,588	1,860	7,188	7,794
Performance Materials	1,534	1,618	6,447	6,815
Safety & Protection	964	943	3,825	3,934
Other	1	1	5	40
Total Segment sales	7,397	7,444	35,194	34,087

Elimination of transfers	(72)	(101)	(382)	(406)
Consolidated net sales	$7,325	$7,343	$34,812	$33,681

(1)   Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended December 31,		Year Ended December 31,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI) FROM CONTINUING OPERATIONS	2012	2011	2012	2011
Agriculture	$(118)	$(216)	$1,594	$1,527
Electronics & Communications	22	42	135	355
Industrial Biosciences	44	33	168	(1)
Nutrition & Health	30	48	299	44
Performance Chemicals	167	433	1,586	1,923
Performance Materials	251	198	1,013	971
Safety & Protection	85	94	360	500
Pharmaceuticals	9	89	62	289
Other	(60)	(84)	(385)	(263)
Total Segment PTOI	430	637	4,832	5,345

Net exchange gains (losses) (1)	(54)	(14)	(215)	(146)
Corporate expenses & net interest	(392)	(320)	(1,502)	(1,418)
(Loss) income before income taxes from continuing operations	$(16)	$303	$3,115	$3,781

	Three Months Ended December 31,		Year Ended December 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2012	2011	2012	2011
Agriculture	$(26)	$(100)	$(469)	$(225)
Electronics & Communications	(2)	—	(37)	—
Industrial Biosciences	—	(1)	(3)	(79)
Nutrition & Health	(36)	(4)	(49)	(126)
Performance Chemicals	(33)	—	(36)	—
Performance Materials	(3)	47	(104)	47
Safety & Protection	(3)	—	(58)	—
Pharmaceuticals	—	—	—	—
Other	11	(10)	(126)	(28)
Total significant items by segment	$(92)	$(68)	$(882)	$(411)

	Three Months Ended December 31,		Year Ended December 31,
PTOI EXCLUDING SIGNIFICANT ITEMS	2012	2011	2012	2011
Agriculture	$(92)	$(116)	$2,063	$1,752
Electronics & Communications	24	42	172	355
Industrial Biosciences	44	34	171	78
Nutrition & Health	66	52	348	170
Performance Chemicals	200	433	1,622	1,923
Performance Materials	254	151	1,117	924
Safety & Protection	88	94	418	500
Pharmaceuticals	9	89	62	289
Other	(71)	(74)	(259)	(235)
Total Segment PTOI excluding significant items	$522	$705	$5,714	$5,756

(1)  See Schedule D for additional information on exchange gains and losses.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change

Segment PTOI	$430	$637	-32%	$4,832	$5,345	-10%
Significant items (benefit) charge included in PTOI (per Schedule C)	92	68		882	411
Segment PTOI excluding significant items	$522	$705	-26%	$5,714	$5,756	-1%

Income from continuing operations after income taxes	$19	$293	-94%	$2,493	$3,155	-21%
Significant items (benefit) charge included in income from continuing operations after income taxes (per Schedule B)	91	(47)		680	237
Income from continuing operations after income taxes, excluding significant items	$110	$246	-55%	$3,173	$3,392	-6%

EPS from continuing operations	$0.02	$0.31	-94%	$2.61	$3.30	-21%
Significant items (benefit) charge included in EPS (per Schedule B)	0.09	(0.05)		0.72	0.25
EPS from continuing operations, excluding significant items	$0.11	$0.26	-58%	$3.33	$3.55	-6%

Average number of diluted shares outstanding	941,219,000	935,709,000	1%	942,197,000	941,029,000	0%

Reconciliation of Operating Earnings Per Share (EPS) Outlook

The reconciliation below represents the company’s outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs, as presented on December 13, 2012.

	Year Ended December 31,
	2013 Outlook	2012 Actual
Operating EPS	$3.85 - $4.05	$3.77

Significant items
1Q 2013 U.S. tax law items retroactive to 2012 - estimate	0.07	—
Sale of an equity method investment		0.08
Customer claims charges		(0.39)
Restructuring charge/adjustments		(0.17)
Litigation settlement		(0.13)
Asset impairment charge		(0.19)
Sale of business		0.08

Non-operating pension/OPEB costs - estimate	(0.42)	(0.47)

Impact of LIFO accounting change	—	0.03

Reported EPS from continuing operations	$3.50 - $3.70	$2.61

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

(Loss) income from continuing operations before income taxes	$(16)	$303	$3,115	$3,781
Less: Net income attributable to noncontrolling interests	1	4	25	36
Add: Interest expense	117	116	464	447
Adjusted EBIT from continuing operations	100	415	3,554	4,192
Add: Depreciation and amortization	394	393	1,631	1,451
Adjusted EBITDA from continuing operations	$494	$808	$5,185	$5,643

Calculation of Free Cash Flow - Total Company

	Year Ended December 31,
	2012	2011
Cash provided by (used for) operating activities	$4,849	$5,152
Less: Purchases of property, plant and equipment	1,793	1,843
Free cash flow	$3,056	$3,309

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(8)	$(83)	$(58)	$(13)
Local tax benefits (expenses)	9	4	19	35
Net after-tax impact from subsidiary exchange gains (losses)	$1	$(79)	$(39)	$22

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(46)	$69	$(157)	$(133)
Tax benefits (expenses)	16	(24)	54	46
Net after-tax impact from hedging program exchange gains (losses)	$(30)	$45	$(103)	$(87)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(54)	$(14)	$(215)	$(146)
Tax benefits (expenses)	25	(20)	73	81
Net after-tax exchange gains (losses) (1)	$(29)	$(34)	$(142)	$(65)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

(1)  The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of $(3) and $(5) for the three months ended December 31, 2012 and 2011, respectively, and $(14) and $(17) for the year ended December 31, 2012 and 2011, respectively.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

(Loss) income from continuing operations before income taxes	$(16)	$303	$3,115	$3,781
Add: Significant items - (benefit) charge (2)	117	68	966	467
Less: Net exchange (losses) gains	(54)	(14)	(215)	(146)
Income from continuing operations before income taxes, significant items and exchange gains/losses	$155	$385	$4,296	$4,394

(Benefit from) provision for income taxes on continuing operations	$(35)	$10	$622	$626
Add: Tax benefit (expenses) on significant items	26	115	286	230
Tax benefits (expenses) on exchange gains/losses	25	(20)	73	81
Provision for income taxes on continuing operations, excluding taxes on significant items and exchange gains/losses	$16	$105	$981	$937

Effective income tax rate	218.8%	3.3%	20.0%	16.6%
Significant items effect	(227.7)%	30.4%	2.2%	3.6%
Tax rate, from continuing operations, before significant items	(8.9)%	33.7%	22.2%	20.2%
Exchange gains (losses) effect	19.2%	(6.4)%	0.6%	1.1%
Base income tax rate from continuing operations	10.3%	27.3%	22.8%	21.3%

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE E

Below represents the company’s estimated 4Q and Full Year 2012 segment operating earnings reflecting the change in reporting for the cost of non-operating pension and other post-employment benefits and excluding significant items.

	Three Months Ended	Year Ended
SEGMENT OPERATING EARNINGS	December 31, 2012	December 31, 2012
Agriculture	$(78)	$2,138
Electronics & Communications	43	259
Industrial Biosciences	42	162
Nutrition & Health	58	326
Performance Chemicals	237	1,814
Performance Materials	273	1,225
Safety & Protection	133	620
Pharmaceuticals	9	62
Other	(101)	(355)
Total Segment Operating Earnings	616	6,251

Significant items benefit (charge)(1)	(92)	(882)
Non-operating pension/OPEB costs	(144)	(615)
LIFO/Other reporting changes	50	78
Total Segment PTOI	$430	$4,832

(1)  See Schedule B for detail of significant items.